Exhibit 99.1

Change Agents Completes Phase 2 of its Catch-Up Agentic AI Video Studio Platform; Development led by Caylent with Funding from Amazon Web Services Grant

The agentic AI video platform is designed to autonomously create and distribute short-form videos at scale for podcasters and social media influencers

FREEHOLD, N.J., August 31, 2026— Change Agents Corporation (Nasdaq: CHGA) (“Change Agents” or the “Company”), a developer of agentic artificial intelligence (“AI”) software solutions advancing into AI-enabled autonomous air surveillance and air defense counter-unmanned aerial systems (“C-UAS”) technologies, today announced the completion of the Phase 2 development of its Catch-Up agentic AI video studio platform in collaboration with Caylent, Inc., an Amazon Web Services (“AWS”) Premier Tier Services Partner. Beta testing of the enhanced platform is expected to begin in September 2026.

The Phase 2 Catch-Up platform is intended to enable social media influencers, podcasters, and digital content creators to effortlessly generate personalized short-form video content across multiple platforms with minimal technical expertise.

We plan to begin beta testing the Catch-Up platform in September 2026 to evaluate platform performance, user experience, and scalability in efforts to advance Catch-Up toward broader commercialization.

“The completion of Phase 2 represents an important milestone in the evolution of the Catch-Up platform and our broader agentic AI strategy,” said Michael Mathews, Director of Change Agents Corporation “The support of AWS and development expertise of Caylent have enabled us to transform Catch-Up from a manually configured application into what we believe is an agentic AI video studio designed to autonomously generate personalized short-form videos for content creators that publish across multiple social media platforms. Beta testing represents the next critical step as we look to validate the platform with users and advance toward commercial launch. Catch-Up is an important component of our current strategy -- to build a portfolio of scalable agentic AI software platforms targeting large commercial markets, with a SaaS model designed to generate recurring subscription revenue and support scalable growth as adoption increases.”

About Change Agents Corporation

Change Agents Corporation (Nasdaq: CHGA) is a developer of agentic artificial intelligence software solutions. The Company is expanding its strategy into AI-enabled autonomous air defense and counter-UAS technologies through its wholly owned subsidiary, Autonomous Air Defense LLC. Change Agents is evaluating technologies, strategic partnerships and acquisition opportunities intended to position the Company in markets where artificial intelligence, autonomous systems and advanced defense technologies converge. The Company’s current portfolio includes Beacon, an AI Search Optimization platform, and Catch-Up, an autonomous AI-powered content creation platform. Through its scalable Software-as-a-Service (SaaS) business model, Change Agents is focused on delivering innovative AI solutions that create measurable customer value while generating recurring subscription revenue and long-term shareholder returns. The Company is seeking to expand into various high growth sectors that are expected to benefit from artificial intelligence.

Change Agents is also distributing the KetoAir™ breathalyzer device a non-invasive consumer breathalyzer that measures ketosis levels and is sold in North America, which is registered with the U.S. Food and Drug Administration as a Class I medical device.

For more information about Change Agents Corporation, please visit www.changeagentscorp.com.

Forward-Looking Statements

Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will”, “anticipate”, “estimate”, “expect”, “should”, “may”, and other words and terms of similar meaning or use of future dates; however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements regarding the Company’s strategy, the formation and anticipated activities of Autonomous Air Defense LLC, the evaluation of potential acquisitions, strategic investments and partnerships, the size and growth of the counter-UAS market, and future business plans. Market data cited herein is derived from third-party sources that the Company believes to be reliable but has not independently verified. The Company has no operating history in the defense sector, and there can be no assurance that it will complete any transaction, develop or acquire any counter-UAS technology, or generate any revenue from this initiative. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the SEC, accessible through the SEC’s website (http://www.sec.gov), including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed or furnished with the SEC. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors, including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. The Company disclaims any obligation to update forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release. The contents of any website referenced in this press release are not incorporated by reference herein.

Contact Information:

Change Agents Corporation

ir@changeagentscorp.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

CHGA@crescendo-ir.com